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EXHIBIT 3.44

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

REXENE INTERNATIONAL SERVICES CORPORATION

        Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned adopts the following Articles of Amendment to its Articles of Incorporation:

        ARTICLE ONE.    The name of the corporation is REXENE INTERNATIONAL SERVICES CORPORATION.

        ARTICLE TWO.    The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on January 21, 1998:

          Article One of the Articles of Incorporation is hereby amended so as to read as follows:

            "The name of the corporation is HUNTSMAN INTERNATIONAL SERVICES CORPORATION."

        ARTICLE THREE.    The number of shares of the corporation outstanding at the time of such adoption was 2,500, and the number of shares entitled to vote thereon was 2,500.

        ARTICLE FOUR.    The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

        Dated: January 21, 1998.

REXENE INTERNATIONAL SERVICES CORPORATION
By:	/s/ PETER R. HUNTSMAN Peter R. Huntsman, President

CONSENT TO USE OF NAME

        HUNTSMAN INTERNATIONAL TRADING CORPORATION, a Delaware corporation (the "Corporation"), hereby consents to the use of the name "Huntsman International Services Corporation" in the State of Texas by the Texas corporation formerly known as Rexene International Services Corporation.

        IN WITNESS WHEREOF, said Corporation has caused this Consent To Use Of Name to be executed by a duly authorized officer on this 21st day of January, 1998.

HUNTSMAN INTERNATIONAL TRADING CORPORATION a Delaware corporation,
	By:	/s/ J. KIMO ESPLIN J. Kimo Esplin Vice President
ATTEST:
/s/ ROBERT B. LENCE Robert B. Lence Secretary

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ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION REXENE INTERNATIONAL SERVICES CORPORATION
CONSENT TO USE OF NAME